UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 30, 2017

Altice USA, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State of Incorporation)

No. 001-38126	No. 38-3980194
(Commission File Number)	(IRS Employer Identification Number)

1111 Stewart Avenue
Bethpage, New York	11714
(Address of principal executive offices)	(Zip Code)

(516) 803-2300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition
On November 2, 2017, Altice USA, Inc. (the “Company”) announced its financial results for the quarter ended September 30, 2017. A copy of the press release containing the announcement is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 2.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)     On October 30, 2017, the Board of Directors (the “Board”) of the Company appointed Manon Brouillette as a director of the Company, effective October 31, 2017. Ms. Brouillette will serve on the Board until the Company’s 2018 annual meeting of stockholders and until her successor is duly elected and qualified. The Board also appointed Ms. Brouillette to serve on the Audit Committee and the Compensation Committee of the Board. There are currently no arrangements or understandings between Ms. Brouillette and any other person pursuant to which Ms. Brouillette was elected as a director, and there are currently no transactions in which Ms. Brouillette has an interest requiring disclosure under Item 404(a) of Regulation S-K. Ms. Brouillette will participate in the Company’s non-employee director compensation program, which will provide for an annual cash retainer of $72,500 as well as annual cash retainers of $22,500 and $5,000 for her role as a member of the Audit Committee and Compensation Committee, respectively.

A copy of the press release related to the foregoing is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.
Item 9.01    Financial Statement and Exhibits

(d)	Exhibits.

Exhibit		Description
	99.1	Press Release dated November 2, 2017.*

* furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTICE USA, INC.

Dated: November 3, 2017	By:	/s/ David Connolly
David Connolly
Executive Vice President, General Counsel and Secretary